Exhibit 10.12


                         REVOLVING CREDIT LINE AGREEMENT

       Intending to be legally bound by this Revolving Credit Line Agreement ("Agreement"), dated _May 15_________________, 2000, BANK OF HAWAII, whose mailing address is P.O. Box BH, Hagatna, Guam 96932 (the "Bank") and TELESOURCE CNMI, INC., whose mailing address is KS Sablan Building, Sadog Tasi, PPP 402, Box 10000, Saipan, MP 96950 (the "Borrower") agree as follows:

                               I. Revolving Credit

1.01 In General. Subject to the terms of this Agreement and the other Loan Documents, the Bank hereby establishes a credit facility in favor of the Borrower (the "Credit Facility") under which the Bank will extend credit to the Borrower from time to time until January 31, 2001, (the "Credit Termination Date"), by way of Loans, issuances of commercial and standby letters of credit, acceptances and issuances of bill of lading bonds, pursuant to Section 1.02.

       Each extension of credit shall be in such amount as the Borrower may request, provided that the aggregate principal amount of all extensions of credit at any one time outstanding shall not exceed $2,000,000.00 (the "Commitment"). The Borrower may obtain credit, repay without penalty and obtain further credit as provided for under this Agreement, from the date hereof until the Credit Termination Date, in either the full amount of the Commitment or any lesser sum.

1.02   Drawings. Borrower may draw on the Commitment in the following manner(s):

       By obtaining a cash advances (each such cash advance herein referred to as a "Loan") evidenced by a revolving promissory note (the "Master Note") executed by Borrower in favor of Bank.

       By obtaining the issuance of a nontransferable commercial or standby letter of credit or acceptance pursuant to an application by Borrower on the Bank's standard Commercial Letter of Credit Application and Agreement or Standby Letter of Credit Application and Agreement.

       By obtaining the issuance of a nontransferable bill of lading bond pursuant to a Guaranty Agreement in Respect of Shipment of Goods between Borrower and Bank on the Bank's standard form.

1.03 Purpose. The proceeds of the Loans and other extensions of credit under the Credit Facility shall be used exclusively for capital expenditures and general working capital flexibility purposes.


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1.04   Security.  The Credit  Facility and Loans and other  extensions of credit shall be secured by liens on or security interests in the following collateral ("Collateral"), which liens or security interests shall be of first priority unless otherwise approved by the Bank:

       Borrower shall execute an assignment of twenty-one notes (the "Notes") issued by Commonwealth Utilities Corporation ("CUC") with a face amount of $3,780,000.00, which Notes are numbers 48 through 68 with maturity dates commencing March 31, 2003 and ending on November 30, 2004, and shall deliver to Bank physical possession of said Notes.

       The assignment of said Notes shall include assignment of all collateral securing the Notes, including without limitation the rights created (i) under that certain Pledge and Security Agreement between the Borrower and CUC dated October 19, 1999, including all power plant assets, and (ii) under that Escrow Agreement dated December 13, 1999 between Borrower and CUC.

1.05 Negative Pledge Agreement. Borrower shall execute a negative pledge agreement whereby Borrower covenants not to grant a security interest in or lien upon any of Borrower's interests in the Lease dated March 27, 1998 between CUC as lessor and Borrower as Lessee, of any personal property located at Lot No. 082 T 01, Tinian, CNMI, including without limitation, the Plant, and each piece of Plant Equipment and all material used in connection with the Plant, as Plant and Plant Equipment are defined in the Agreement for Design, Supply of Plant and Equipment, Private Construction, Maintenance and Operation, and Transfer of Ownership between Borrower and CUC dated June 10, 1997. The Negative Pledge agreement shall provide that Borrower may pledge the Lease for bonding purposes only, which bonding must be with a US Treasury listed bonding company, and on the following conditions:

              a. Borrower shall give written notice to the Bank of the terms and conditions of the pledge and provide a copy of the agreement with the bonding company to the Bank;

              b. Bank may within thirty days after receipt of written notice of the terms and conditions of the pledge and receipt of the copy of the agreement with the bonding company to the Bank, declare the entire remaining unpaid principal and interest of the credit line and outstanding financial obligations of Borrower to Bank for any other indebtedness then remaining unpaid by Borrower to Bank, due and payable forthwith.

1.06 Guarantor. Repayment of all Loans and other extensions of credit under the Credit Facility shall be jointly, severally, unconditionally and absolutely guaranteed by the following persons and/or entities ("Guarantor"): Telesource International, Inc.


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1.07   Requests  for Loans or  Credit.  In  respect  of each Loan and each other extension of credit, the Borrower shall give to the Bank at least one Business Day's telephonic notice of the Borrower's request therefor (in each case confirmed prior to disbursement of the Loan or other extension of credit by a written "Notice of Borrowing" in the form of Schedule 1.07 attached hereto). Unless otherwise directed in writing by the Borrower, all cash advances shall be credited to the Borrower's Deposit Account No. ___________________, maintained with the Bank.

1.08   Interest; Repayment of Loans and Credit.

       (a) Interest Rate. Borrower agrees to pay interest on the outstanding principal balance of each Loan at a floating rate one percentage point above the Base Rate in effect from time to time. "Base Rate" means the primary index rate established from time to time by the Bank in the ordinary course of its business and with due consideration of the money market, and published by intrabank memoranda for the guidance of its loan officers in pricing all of its loans which float with the Base Rate.

       Any floating rate of interest will increase or decrease during the term of this Agreement if there is an increase or decrease in the rate to which the floating rate is tied. If the rate to which the floating rate is tied is no longer available, the Bank will choose a new rate that is based on comparable information.

       Interest shall be computed on the basis of the actual number of days elapsed between payments and on the basis of a 365-day year (or, in leap years, on the basis of 366-day year).

       In no event shall the Borrower be obligated to pay any amount under this Agreement that exceeds the maximum amount allowable by law. If any sum is collected in excess of the applicable maximum amount allowable by law, the excess collected shall, at the Bank's discretion, be applied to reduce the principal balance of the Loans or returned to the Borrower.

       (2)    Repayment of Loans.

              (1) Payment Schedule. The Borrower agrees to pay to the Bank interest on the principal amount of each Loan on the _____ day of each month commencing on _____________________.


              The Borrower agrees to pay in full on or before the Credit Termination Date all principal and accrued interest then outstanding under the Credit Facility, not required to have been previously paid.

              (2) Repayment of Letters of Credit, Acceptances and Bill of Lading Bonds. Any draw under any letter of credit or acceptance or payment under any bill of lading bond must be repaid in full by the Borrower on the date such draw or payment is made. In the event Borrower shall fail to make such repayment, it shall automatically be made by a Loan hereunder and Borrower


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              shall be deemed to have made a request  for such loan  pursuant to
              Section 1.06 above.

              (3) Currency, Place and Dates of Payments. Payments shall be made in United States money at the Bank's address stated above, or at such other place as the Bank shall have designated by written notice to the Borrower. Any payment due on a day that is not a Business day shall be made on the next succeeding Business day and the extension of time shall be included in the computation of interest. All payments shall be made net and free of all taxes, imposts, withholdings or deductions of any nature whatsoever now or hereafter imposed.

              "Business day" means any day on which the Bank is open to the public for carrying on substantially all of its banking functions.

              (4) Evidence of Making and Repayment of Loans. The Bank's records evidencing the date of disbursement and principal amount of each Loan and the amounts of all repayments of principal and payments of interest on each Loan shall constitute prima facie evidence of the making and repayment of such Loans and of the payment of such interest. However, the Bank's making of erroneous notations in its records shall not affect the Borrower's obligation to repay the outstanding balance of principal under a Loan, and accrued interest thereon, as provided in this Agreement.

              (5) Late Charges. If any payment under this Agreement is not made when due, the Borrower will pay to the Bank a late charge in respect of that payment, in the amount of 5% of the overdue payment.

              (6) Application of Payments. ___ Payments under this Agreement may be applied by the Bank to the indebtedness evidenced by this Agreement in any manner the Bank deems appropriate. The priority of application elected by the Bank on any one occasion shall not determine any such election in the future.

1.09 Fees. Borrower will pay the Bank's standard issuance, advisement, and any other fees and charges in connection with any letter of credit or bill of lading bond. Borrower shall also pay a facility fee of $20,000.00.

1.10 Evidence of Indebtedness; Loan Documents. The Credit Facility is or is to be evidenced and/or secured by this Agreement and all such other documents as the Bank may require from time to time to effectuate the intent of this Agreement, together with all renewals, extensions and modifications thereto (collectively the "Loan Documents").

1.11 Borrower's Obligations. The Borrower's obligations to pay, observe and perform all indebtedness, liabilities, covenants and other obligations on the part of the Borrower to


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       be paid, observed and performed under this Agreement and the remainder of the Loan Documents are herein collectively called the "Obligations".

                            II. Conditions of Lending

2.01 First Loan or Other Extension of Credit. The obligation of the Bank to make the first Loan or other extension of credit under this Agreement is subject to the satisfaction of all of the following conditions on or before the date on which the Bank shall grant such Loan or other extension of credit (the "Closing Date"):

       (a) Documents Required for Closing. The Bank shall have received, in each case in form and substance satisfactory to the Bank, such fully executed originals or certified copies as the Bank may have requested of each of the following, in each case as amended through the Closing Date:

              (1) Loan Documents. All of the Loan Documents.

              (2) Consents. Evidence that all parties to the Loan Documents (except the Bank) have obtained all necessary and appropriate authority, approvals and consents to execute and deliver the Loan Documents.

              (3) Organizational Documents. If any party to the Loan Documents (except the Bank) is a corporation, partnership, trust, association or other recognized legal entity other than a natural person (a "Legal Entity"), all instruments pursuant to which such Legal Entity was organized and by which its internal affairs are governed and, if requested by the Bank, a Certificate of Good Standing, evidencing such Legal Entity's good standing and authority to conduct its business in the jurisdiction(s) in which it conducts its business.

              (4) Evidence of Priority. Evidence acceptable to the Bank that the Bank's liens on and/or security interests in the Collateral have the priority required by the Bank.

              (5) Opinion(s) of Counsel. If requested by the Bank, an opinion or opinions of counsel for the Borrower and any Guarantor, addressed to the Bank, covering to the Bank's satisfaction (i) the due authorization, execution, delivery, binding effect, and enforceability of the Loan Documents, (ii) no undisclosed litigation, (iii) no consents or approvals required, (iv) no conflicts with any agreement or laws, and (v) such other matters as Bank may require.

              (6) Good Standing and Tax Clearance Certificates. If requested by Bank a good standing certificate, or such equivalent certificate issued by the appropriate governmental agency of the Commonwealth of the Northern Mariana Islands, and a tax clearance certificate evidencing that all taxes due


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              from the  Borrower to the  Commonwealth  of the  Northern  Mariana
              Islands have been paid.

              (7) Insurance. Evidence of the Borrower's compliance with the provisions stated below in Section 4.06.

       (b) Certain Other Events. On the Closing Date:

              (1) The Borrower shall have paid to the Bank all fees and other charges to have been paid in accordance with the terms hereof and the other Loan Documents, including, without limitation, Section
              1.10 of this Agreement.

              (2) The representations and warranties contained in Article III shall be true.

              (3) No event shall have occurred and be continuing that (i) constitutes an Event of Default, or (ii) with the giving of notice or passage of time, or both, would constitute such an Event of Default.

              (4) No material adverse change shall have occurred in the financial condition of the Borrower or Guarantor since the date of the most recent of the Borrower's and Guarantor's financial statements submitted to the Bank.

              (5) No material adverse change shall have occurred in the physical condition of the Borrower's assets since the date of this Agreement.

              (6)  All  legal  matters   incidental  to  the  Closing  shall  be
              satisfactory to legal counsel for the Bank.

2.02 Subsequent Loans or Extensions of Credit. The obligation of the Bank to make the second or any subsequent Loan or other extension of credit is subject to (i) the prior satisfaction of all conditions stated above in
       Section 2.01(a), (ii) the satisfaction as of the date of such subsequent Loan or other extension of credit of the conditions stated above in
       Section 2.01(b) of this Agreement, and (iii) the delivery to the Bank of such additional Loan Documents as may have been reasonably requested by the Bank in respect to such subsequent Loan or other extension of credit.

                       III. Representations and Warranties

To induce the Bank to make the Commitment available to the Borrower, Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and continue so long as Borrower is indebted to Bank under the Loan Documents, and until payment in full of the Obligations:

3.01 Organization. The Borrower, if it is a Legal Entity, as well as each Legal Entity comprising the Borrower, is duly organized, validly existing and in good standing


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       under  the  laws of the  jurisdiction  of its  organization,  and has the lawful power to own its properties and to engage in the business it conducts.

3.02 No Breach. The execution and performance of the Loan Documents will not immediately, or with the passage of time or the giving of notice, or both:

       (a) Violate any law or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or

       (b) Result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of the Borrower, except in favor of the Bank.

3.03 Authorization. The Borrower has the power and authority to incur and perform the Obligations, and, if the Borrower is a Legal Entity, the Borrower has taken all corporate, partnership, or other action necessary to authorize the execution and delivery of the Loan Documents and its incurring of the Obligations.

3.04 Validity. This Agreement is, and the remainder of the Loan Documents when delivered will be, legal, valid, binding, and enforceable in accordance with their respective terms.

3.05 Financial Statements. All financial statements heretofore given by the Borrower to the Bank, including any schedules and notes pertaining thereto, were prepared in accordance with generally accepted accounting principles, consistently applied, ("GAAP") and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and as of the date of this Agreement there have been no material adverse changes in the financial condition or business of the Borrower from the date of the most recent financial statements given to the Bank.

3.06 Taxes. Except as otherwise permitted by this Agreement, the Borrower has filed all tax returns it was required by law to have filed prior to the date of this Agreement, has paid or caused to be paid all taxes, assessments, and other governmental charges that were due and payable prior to the date of this Agreement, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable, and the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books.

3.07 Compliance With Law. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable laws in respect of: (1) restrictions, specifications, or other requirements pertaining to products that the Borrower sells or to the services it


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       performs;  (2) the conduct of its business; and (3) the use, maintenance, and operation of its properties.

3.08 Statements and Omissions. No representation or warranty by the Borrower contained in this Agreement or in any certificate or other document furnished by the Borrower pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

3.09 No Pending Actions. There is no pending or threatened litigation affecting the Borrower or any Collateral that may have a material adverse effect on the business of the Borrower or the Collateral.

3.10 No Other Assignment. Borrower has made no assignment any of the promissory notes or collateral securing the notes, which notes evidence the Guarantied Obligations of CUC under the Contract No. CUC-PG-97-C057, and Borrower will not make any assignment without the prior written consent of the Bank.

                            IV. Affirmative Covenants

For so long as the Commitment or any of the Obligations remains outstanding, the Borrower will, unless otherwise permitted by the Bank in writing:

4.01 Payments. Punctually pay when due all sums which may be due under the Loan Documents.

4.02 Accounting Records. Maintain accurate and proper accounting records and books in accordance with GAAP, and provide the Bank with access to such books and accounting records at the Bank's request during the Bank's normal business hours.

4.03 Financial Reporting. Furnish the Bank with financial reports, certified as true and correct by an officer of the Borrower, in reasonable detail and form approved by the Bank, as follows:

       (a) Not later than 120 days after and as of the end of each fiscal year CPA-audited financial statements of the Borrower, which financial statements shall include the balance sheet as of the close of such fiscal year and statements of income, sources and uses of funds for such year, earnings reinvested and changes in financial position for such year and with a statement of current agings of accounts receivable and accounts payable, all prepared in accordance with GAAP and all certified by an independent certified public accountant acceptable to Bank;

       (b) The financial statements of the Borrower required pursuant to clauses
       (a) and (b) shall be accompanied by a compliance certificate in the form attached as Schedule 4.03 certifying (i) the representations and warranties set forth in Article III as being true and correct on and as of such date, and (ii) that no Default or Event of Default has occurred and is continuing;


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       (c)  Borrower  shall  (i)  provide  to Bank  on an  annual  basis  within one-hundred twenty (120) days after each fiscal year end, Guarantor's CPA-audited financial statements, all prepared in accordance with GAAP
       and  all  certified  by  an  independent   certified  public   accountant
       acceptable to Bank and (ii) provide to Bank on an annual basis copies of Borrower's year-end tax returns;

       (d) From time to time such other information as the Bank may reasonably request.

4.04 Existence. If the Borrower is a Legal Entity, preserve and maintain the Borrower's legal existence and timely file all necessary and appropriate documents and exhibits and pay all appropriate fees and charges in connection therewith.

4.05 Observance of Laws. Conduct the Borrower's business activities in an orderly, efficient and regular manner and comply with all requirements of all applicable state, federal and local laws, rules and regulations.

4.06 Insurance. Maintain and keep in force insurance of the types and in such amounts as are satisfactory to the Bank, and in no event less than amounts customarily carried in lines of business similar to the Borrower's, including but not limited to, property and casualty, commercial general liability and worker's compensation insurance, and provide the Bank with a schedule or schedules or certificates of insurance from time to time setting forth all insurance then in effect along with copies of all such policies.

       If real or personal properties are given to secure either the Obligations or any guaranty given in support of the Obligations, such properties shall be covered by property and casualty insurance acceptable to the Bank, and such policies shall contain a mortgagee's clause and /or lender's loss payable endorsement and shall require 30 days' prior written notice to the Bank of any cancellation or material change in coverage.

4.07 Facilities. Keep all of the Borrower's property and business premises in a good state of repair and condition, make all necessary repairs, renewals and replacements thereto from time to time so that such property and business premises shall be fully and efficiently preserved and maintained, keep such property and business premises free and clear of all liens, charges or encumbrances except those consented to by the Bank in writing and permit the Bank's authorized representatives to make reasonable inspections of the Borrower's property and business premises.

4.08 Taxes and Other Liabilities. Pay and discharge when due all of the Borrower's indebtedness, obligations, assessments and taxes, except such as the Borrower may in good faith contest or as to which a bona fide dispute may exist, provided that the


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       Borrower has provided  evidence  satisfactory  to the Bank  regarding the
       Borrower's ability to pay the disputed items in the event they are determined to be justly due.

4.09 Notice to Bank. Promptly give notice to the Bank of (a) the occurrence of any Event of Default, (b) any change in the name or organizational structure of the Borrower, (c) any uninsured loss through fire, theft, liability or property damage exceeding $10,000.00, (d) any pending or threatened litigation affecting the Borrower or any Collateral involving an amount exceeding $10,000.00, (e) any event which could have a material adverse effect on the ability of the Borrower to continue its business operations in the ordinary course, (f) any change in the Borrower's principal place of business, and (g) any change in the location of any Collateral.

4.10   Financial   Condition.   Maintain  the  Borrower's   financial  condition
       according to the following standards, in each such case determined in accordance with GAAP:

       (a) Net Worth of not less than $5,000,000.00.

4.11 Hazardous Materials. Abide at all times by all applicable hazardous material laws, rules and regulations and immediately notify the Bank of any claim or threatened claim affecting any property owned, leased or occupied by the Borrower.

///

                              V. Negative Covenants

For so long as the Commitment or any of the Obligations remains outstanding, the Borrower will not, without the prior written consent of the Bank:

5.01 Use of Funds. Use any of the proceeds of the Commitment for any purpose except as set forth in Section 1.03 of this Agreement.

5.02 Other Indebtedness. Create, incur or permit to exist any liabilities resulting from borrowing, loans or advances, secured or unsecured, except for the liabilities of the Borrower to the Bank under this Agreement and new borrowings not to exceed $2,000,000 in the aggregate provided that such borrowing are subordinate to the liabilities of the Borrower to the Bank hereunder.

5.03 Merger, Consolidation, Sale of Stock or Assets. Merge into or consolidate with any Legal Entity, acquire or establish any operating subsidiaries or acquire all or substantially all of the capital stock or assets of any other legal entity, or (unless the Borrower is a publicly-held Legal Entity) sell, or permit to be sold, assigned, pledged or transferred, any interest in the Borrower or legal entities comprising the Borrower or any of its operating subsidiaries; or sell, assign, transfer, pledge, mortgage, or otherwise dispose of all or substantially all of the assets of the Borrower, except in the ordinary course of its business.


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


5.04 Guaranties. Guarantee or become liable in any way as a surety, endorser (other than in the ordinary course of business), or accommodation endorser or otherwise for the debt or obligation of any person or entity.

5.05 Business. Materially change the character of the Borrower's current business, or engage in any type of business other than the Borrower's current business.

5.06 Dividends. If the Borrower is a Legal Entity, and not a publicly-held Legal Entity, declare or pay any dividends or partnership distributions of any kind, or redeem, retire, purchase or otherwise acquire shares of any class of the Borrower's stock or any partnership interest therein.

5.07 Salaries. Increase the salary or other compensation of any officer or director of the Borrower above the present level of such salary or other compensation as of the Closing Date.

                         VI. Bank's Rights Upon Default

6.01 Events of Default. Each of the following events is an "Event of Default" under this Agreement:

       (a) The Borrower's failure to pay when due any sum payable to the Bank under the Loan Documents or under any other agreement or note between the Bank and the Borrower, whether now existing or hereafter executed;

       (b) The Borrower's or any Guarantor's failure to perform or observe any other obligation of such Borrower or Guarantor to the Bank (including without limitation all obligations undertaken in any of the Loan Documents);

       (c) Any Guarantor denies liability under, attempts to revoke, or otherwise impairs the guaranty;

       (d) The death, dissolution or insolvency of the Borrower or Guarantor;

       (e) The commencement of any proceeding or the taking of any act by or against the Borrower or Guarantor for any relief under bankruptcy, insolvency or similar laws for the protection of debtors, or for the appointment of a receiver of the business or assets of the Borrower or any Guarantor or the Borrower's or Guarantor's inability (or admission of inability) to pay his, her, or its debts as they become due;

       (f) Any governmental authority having jurisdiction over the Borrower or Guarantor revokes any authorization or permit materially affecting the Borrower's or Guarantor's ability to do business;

       (g) The Borrower or Guarantor defaults in the payment of any material debt owed by the Borrower or the Guarantor to any person or entity other than the Bank, if such default permits the holder(s) to accelerate such debt;

       (h) Any representation, warranty, or other information made or furnished by the Borrower or Guarantor in respect of the Credit Facility is or shall be untrue or materially misleading;

       (i) The Bank reasonably believes there has been a material impairment of or decrease in either the Borrower's ability to pay or perform the Obligations or the value of any collateral or guaranty given to secure payment of the Obligations;

       (j) Any third party obtains a court order enjoining or prohibiting the Borrower, Guarantor or the Bank from performing any of its respective obligations under the Loan Documents and such order is not discharged within 60 days after its issuance; or

       (k) The Borrower or Guarantor fails to pay when due any amount relating to any plan governed by the Employee Retirement Income Security Act of 1974, as amended.

6.02 Bank's Rights. If an Event of Default shall occur and be continuing the Bank shall have, in addition to any and all other rights and remedies, legal or equitable, available to the Bank under any and all of the Loan Documents or at law, the following additional rights and remedies:

       (a) The absolute right to deny to the Borrower any further Loan or extension of credit (the Bank's obligation to extend any further credit to the Borrower shall immediately terminate);

       (b) The right, at the option of the Bank, to declare, without notice, the entire principal amount and accrued interest for any Loan or extension of credit outstanding under this Agreement, plus any fees and charges reasonably incurred by the Bank under any of the Loan Documents, immediately due and payable; and

       (c) The right, at the option of the Bank, to charge interest on any principal amount outstanding under this Agreement at the rate of 18% per year or three percentage points above the "Paying Rate", whichever is greater (the "Default Rate"); the "Paying Rate" being the interest rate which would otherwise be applicable if the Credit Termination Date has not occurred or been accelerated; and, with respect to any overdue principal and/or interest from and after maturity, whether or not by acceleration, to determine the Paying Rate pursuant to Section 1.08(a) as if the maturity date had been extended to the actual date that payment is made to the Bank.

       (d) The right to the ex parte appointment without bond of a receiver, without regard to the value of any collateral or solvency of any party liable for payment, observance or performance of the Obligations and regardless of whether the Bank has an adequate remedy at law.

                               VII. Miscellaneous

7.01 Further Assurance. From time to time within five Business Days after the Bank's demand, the Borrower will execute and deliver such additional documents and provide such additional information as may be reasonably requested by the Bank to carry out the intent of this Agreement.

7.02 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of the Loan Documents, as they may be amended from time to time, in strict accordance with their terms, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

7.03 Expenses of the Bank. The Borrower will, on demand, reimburse to the Bank all reasonable expenses, including reasonable attorneys' fees, incurred by the Bank in connection with the administration, amendment, modification, workout, or enforcement of the Loan Documents and the collection or attempted collection of the indebtedness evidenced by the Loan Documents, whether or not legal proceedings are commenced.

7.04 Notices. Any notices or consents required or permitted by this Agreement or the remainder of the Loan Documents shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by FAX, at the following addresses, unless such address is changed by written notice hereunder:

       BORROWER                                   BANK

       Telesource CNMI, Inc.                      Bank of Hawaii
       K.S. Sablan Building, Sadog Tasi           P.O. Box BH
       PPP 402, Box 10000                         Hagatna, GU  96932
       Saipan, MP 96950                           PHONE: (671) 479-3646
       PHONE:               (___)                 FAX: (671) 479-3766
                                                  Attn: Guam Regional Business
       -------------------                              Banking Center Manager
       FAX:                 (___)

       -------------------

7.05 Waiver and Release by the Borrower. To the maximum extent permitted by applicable law, the Borrower (and each of them, if more than one):

       (1) Waives notice and opportunity to be heard, after acceleration of the indebtedness evidenced by the Loan Documents, before exercise by the Bank of the remedy of setoff or of any other remedy or procedure permitted by any applicable law or by any prior agreement with the Borrower, and, except where specifically required by this Agreement or by any applicable law, notice of any other action taken by the Bank;

       (2) Waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, or enforcement of this Agreement, and consents to any extension of time (and even multiple extensions of time for longer than the original term), renewals, releases of any person or organization liable for the payment of the Obligations under this Agreement, and waivers or modifications or other indulgences that may be granted or consented to by the Bank in respect of the Loans and other extensions of credit evidenced by this Agreement; and

       (3) Releases the Bank and its officers, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct.

7.06 Sales and Participations. The Borrower consents to the Bank's negotiation, offer, and sale to third parties ("Participants") of the Credit Facility or participating interests in the Credit Facility, to any and all discussions and agreements heretofore or hereafter made between the Bank and any Participant or prospective Participant regarding the interest rate, fees, and other terms and provisions applicable to the Credit Facility, and to the Bank's disclosure to any Participant or prospective Participant, from time to time, of such financial and other information pertaining to the Borrower and the Credit Facility as the Bank and such Participant or prospective Participant may deem appropriate (whether public or non-public, confidential or non-confidential, and including information relating to any insurance required to be carried by the Borrower and any financial or other information bearing on the Borrower's creditworthiness and the value of any Collateral). The Borrower acknowledges that the Bank's disclosure of such information to any Participant or prospective Participant constitutes an ordinary and necessary part of the process of effectuating and servicing the Credit Facility.

7.07 Applicable Law. The substantive laws of the Territory of Guam shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

7.08 Binding Effect. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.

7.09 Merger. This Agreement and the remainder of the Loan Documents constitute the full and complete agreement between the Bank and the Borrower with respect to the Credit Facility, and all prior oral and written agreements, commitments, and undertakings shall be deemed to have been merged into the Loan Documents and such prior oral and written agreements, commitments, and undertakings shall have no further force or effect except to the extent expressly incorporated in the Loan Documents.

7.10 Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Bank, and then only in the specific instance and for the specific purpose given.

7.11   Assignments.

       (a) The Borrower shall have no right to assign any of its rights or obligations under the Loan Documents without the prior written consent of the Bank.

       (b) The Bank may sell participations in the Credit Facility, as contemplated by Section 7.06 above, and the Bank may assign the Loan Documents (or the receivables evidenced thereby) to a Federal Reserve Bank or to any other agency or instrumentality of the United States of America to support borrowings of Federal Funds.

7.12 Severability. If any provision of any of the Loan Documents shall be held invalid under any applicable law, such invalidity shall not affect any other provision of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provisions of the Loan Documents are severable.

7.13 Bank's Right of Setoff; Security Interest in Accounts. At any time, the Bank may set off obligations owed by the Bank to the Borrower (such as balances in checking and savings accounts) against the Obligations, whether or not an Event of Default shall have occurred or shall have been declared, and without first resorting to other Collateral . To secure the Obligations, the Borrower grants to the Bank a security interest in all checking, savings, and other deposit accounts now or hereafter maintained by the Borrower with the Bank.

7.14 Time is of the Essence. Time is of the essence under and in respect of this Agreement.

7.15 Joint and Several Liability. lf more than one Borrower has signed this Agreement, all Borrowers shall be liable under this Agreement jointly, and each of them severally, for the payment, observance, and performance of all of the Obligations.

7.16 Headings. The headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any provision.

7.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

                                VIII. Definitions

8.01 Definitions The following terms used herein shall have the following meanings (such meanings to be equally applicable to both the singular and plural of the terms defined unless otherwise indicated):

       "Business Day" shall have the meaning given in Section 1.08(B)(2).

       "Closing Date" shall have the meaning given in Section 2.01.

       "Collateral" shall have the meaning given in Section 1.04.

       "Commitment" shall have the meaning given in Section 1.01.

       "Credit Facility" shall have the meaning given in Section 1.01.

       "Credit Termination Date" shall have the meaning given in Section 1.01.

       "Default Rate" shall have the meaning given in Section 6.02(c).

       "Event of Default" shall have the meaning given in Section 6.01.

       "GAAP" shall have the meaning given in Section 3.05.

       "Guarantor" shall have the meaning given in Section 1.06.

       "Legal Entity" shall have the meaning given in Section 2.01(a)(3).

       "Loan " shall mean a either a cash advance or an automatic repayment of a draw under a letter of credit or a payment made under a bill of lading bond, pursuant to Section 1.02.

       "Loan Documents" shall have the meaning given in Section 1.10.

       "Long Term Debt" means any obligation of the Borrower which by its terms matures more than one year from the date as of which the calculation is made, and any obligation maturing within one year from such date which is renewable or extendable at any obligor's option to a date beyond one year from such date.

       "Notice of Borrowing" shall have the meaning given in Section 1.07.

       "Obligations" shall have the meaning given in Section 1.11.

       "Participant" shall have the meaning given in Section 7.06.

       "Paying Rate" shall have the meaning given in Section 6.02(c).

       "Total  Liabilities"  means  all  liabilities  of  the  Borrower,   on  a
       consolidated basis, that should, in accordance with GAAP, be classified as liabilities on the Borrower's financial statements.

8.02 References. All references to Sections are to Sections of this Agreement unless otherwise indicated.

8.03 Interpretation. The headings of the Sections are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

IN WITNESS WHEREOF, the Borrower and the Bank have duly executed this Agreement.


                                        BORROWER:

                                        TELESOURCE CNMI, INC.


                                        By:  /s/K.J. Semikian
                                             -----------------------------------
                                             Its



                                        BANK:

                                        BANK OF HAWAII


                                        By:  /s/Bryan Scearce
                                             -----------------------------------
                                             Its